SLM Student Loan Trust 2003-4
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$2,086,823,087.79	$($43,528,592.83)	$2,043,294,494.96
	ii	Interest to be Capitalized	9,622,570.32		9,238,187.02

	iii	Total Pool	$2,096,445,658.11		$2,052,532,681.98

	iv	Specified Reserve Account Balance	5,241,114.15		5,131,331.70

	v	Total Adjusted Pool	$2,101,686,772.26		$2,057,664,013.68

B	i	Weighted Average Coupon (WAC)	6.272%		6.264%
	ii	Weighted Average Remaining Term	260.11		258.92
	iii	Number of Loans	107,390		105,329
	iv	Number of Borrowers	66,078		64,669
	v	Aggregate Outstanding Principal Balance - T-Bill	$399,390,928.88		$386,668,663.77
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,697,054,729.23		$1,665,864,018.21

						% of		% of
	Notes and Certificates			Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
C	i	A-1 Notes	78442GGH3	0.020%	$6,792,772.26	0.323%	$—	0.000%
	ii	A-2 Notes	78442GGJ9	0.040%	284,000,000.00	13.513%	246,770,013.68	11.992%
	iii	A-3 Notes	78442GGK6	0.100%	290,000,000.00	13.798%	290,000,000.00	14.093%
	iv	A-4 Notes	78442GGL4	0.220%	314,000,000.00	14.941%	314,000,000.00	15.260%
	v	A-5A Notes	78442GGD2	—	200,000,000.00	9.516%	200,000,000.00	9.720%
	vi	A-5B Notes	78442GGE0	—	200,000,000.00	9.516%	200,000,000.00	9.720%
	vii	A-5C Notes	78442GGF7	0.160%	338,527,000.00	16.108%	338,527,000.00	16.452%
	viii	A-5D Notes	78442GGG5	—	200,000,000.00	9.516%	200,000,000.00	9.720%
	ix	A-5E Notes	78442GGN0	0.250%	200,000,000.00	9.516%	200,000,000.00	9.720%
	x	B Notes	78442GGM2	0.650%	68,367,000.00	3.253%	68,367,000.00	3.323%

	xi	Total Notes			$2,101,686,772.26	100.000%	$2,057,664,013.68	100.000%

	Reserve Account		6/15/2004	9/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,241,114.15	$5,131,331.70
	iv	Reserve Account Floor Balance ($)	$3,384,496.00	$3,384,496.00
	v	Current Reserve Acct Balance ($)	$5,241,114.15	$5,131,331.70

	Other Accounts		6/15/2004	9/15/2004
E	i	Remarketing Fee Account	$3,984,845.00	$3,984,845.00
	ii	Capitalized Interest Account	$20,000,000.00	$—
	iii	Principal Accumulation Account (A-5A)	$—	$—
	iv	Supplemental Interest Account (A-5A)	$—	$—
	v	Principal Accumulation Account (A-5B)	$—	$—
	vi	Supplemental Interest Account (A-5B)	$—	$—
	vii	Principal Accumulation Account (A-5D)	$—	$—
	viii	Supplemental Interest Account (A-5D)	$—	$—

II. 2003-4 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$50,100,628.78
	ii	Principal Collections from Guarantor	4,314,423.63
	iii	Principal Reimbursements	88,948.89
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$54,504,001.30

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$35,091.76
	ii	Capitalized Interest	(11,010,500.23)

	iii	Total Non-Cash Principal Activity	$(10,975,408.47)

C	Total Student Loan Principal Activity		$43,528,592.83

D	Student Loan Interest Activity
	i	Regular Interest Collections	$20,085,408.41
	ii	Interest Claims Received from Guarantors	195,190.94
	iii	Collection Fees/Returned Items	5,495.68
	iv	Late Fee Reimbursements	235,639.92
	v	Interest Reimbursements	2,724.65
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	32,297.47
	viii	Subsidy Payments	1,533,188.47

	ix	Total Interest Collections	$22,089,945.54

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,285.39
	ii	Capitalized Interest	11,010,500.23

	iii	Total Non-Cash Interest Adjustments	$11,011,785.62

F	Total Student Loan Interest Activity		$33,101,731.16

G.	Non-Reimbursable Losses During Collection Period		$35,434.77

H.	Cumulative Non-Reimbursable Losses to Date		$194,771.63

III. 2003-4 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$30,521,876.27
	ii	Consolidation Principal Payments	23,893,176.14
	iii	Reimbursements by Seller	1,667.83
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(167.47)
	vi	Re-purchased Principal	87,448.53

	vii	Total Principal Collections	$54,504,001.30

B	Interest Collections
	i	Interest Payments Received	$21,644,543.36
	ii	Consolidation Interest Payments	201,541.93
	iii	Reimbursements by Seller	540.72
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	1,967.51
	vi	Re-purchased Interest	216.42
	vii	Collection Fees/Returned Items	5,495.68
	viii	Late Fees	235,639.92

	ix	Total Interest Collections	$22,089,945.54

C	Other Reimbursements		$354,957.11

D	Reserves In Excess of the Requirement		$109,782.45

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Interest Rate Swap Proceeds		$4,785,000.00

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income ( V–D, E & F )		$214,046.05

J	Funds Released from Capitalized Interest Account		$20,000,000.00

	TOTAL AVAILABLE FUNDS		$102,057,732.45

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,737,059.63)
		Consolidation Loan Rebate Fees	(5,348,733.06)

K	NET AVAILABLE FUNDS		$94,971,939.76

L	Servicing Fees Due for Current Period		$857,499.61

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$882,499.61

IV. 2003-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	6.134%	6.107%	77,046	75,682	71.744%	71.853%	$1,397,866,586.76	$1,375,006,494.02	66.985%	67.294%
31-60 Days Delinquent	6.921%	7.045%	2,559	2,366	2.383%	2.246%	$52,309,700.24	$49,063,623.53	2.507%	2.401%
61-90 Days Delinquent	7.072%	6.958%	1,306	1,361	1.216%	1.292%	$26,563,545.77	$28,048,220.32	1.273%	1.373%
91-120 Days Delinquent	7.133%	7.097%	820	757	0.764%	0.719%	$17,926,291.38	$14,885,744.68	0.859%	0.729%
> 120 Days Delinquent	7.264%	7.280%	1,176	1,470	1.095%	1.396%	$25,208,837.25	$32,227,355.76	1.208%	1.577%

Deferment
Current	6.294%	6.303%	9,771	9,908	9.099%	9.407%	$200,643,976.61	$201,679,967.64	9.615%	9.870%

Forbearance
Current	6.519%	6.568%	14,593	13,651	13.589%	12.960%	$363,980,406.70	$339,499,741.85	17.442%	16.615%

TOTAL REPAYMENT	6.271%	6.263%	107,271	105,195	99.889%	99.873%	$2,084,499,344.71	$2,040,411,147.80	99.889%	99.859%
Claims in Process (1)	7.625%	7.318%	119	134	0.111%	0.127%	$2,323,743.08	$2,883,347.16	0.111%	0.141%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	6.272%	6.264%	107,390	105,329	100.000%	100.000%	$2,086,823,087.79	$2,043,294,494.96	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-4 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$30,797,746.81

B	Interest Subsidy Payments Accrued During Collection Period		1,454,055.70

C	SAP Payments Accrued During Collection Period		115,578.55

D	Investment Earnings Accrued for Collection Period (COLL and RESERVE ACCOUNTS)		143,973.53

E	Investment Earnings (CAP INT ACCOUNT)		58,441.97

F	Investment Earnings (REMARKETING FEE ACCOUNT)		11,630.55

G	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

H	Consolidation Loan Rebate Fees		(5,348,733.06)

I	Net Expected Interest Collections		$27,232,694.05

J	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$500,000,000.00

	ii	Libor (Interpolated first period)	1.52000%

	iii	Cap %	5.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

K Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments		A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc	A-5D Swap Calc	A-5E Swap Calc

i	Notional Swap Amount	200,000,000	200,000,000	—	200,000,000	—

SLM Student Loan Trust Pays:
iia	3 Month Libor	1.52000%	1.52000%	0.00000%	1.52000%	0.00000%
iib	Spread	0.099%	0.189%	0.000%	0.274%	0.000%

iic	Pay Rate	1.619%	1.709%	0.000%	1.794%	0.000%
iii	Gross Swap Payment Due Counterparty	$827,488.89	$873,488.89	$0.00	$916,933.33	$0.00
iv	Days in Period 6/15/2004 9/15/2004	92	92	92	92	92

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate	2.16000%	3.39000%	0.00000%	4.02000%	0.00000%
vi	Gross Swap Receipt Due Trust	$1,080,000.00	$1,695,000.00	$0.00	$2,010,000.00	$0.00
vii	Days in Period 6/15/2004 9/15/2004	90	90	90	90	90

VI. 2003-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.003935556	(6/15/04—9/15/04)	1.54000%	LIBOR

B	Class A-2 Interest Rate	0.003986667	(6/15/04—9/15/04)	1.56000%	LIBOR

C	Class A-3 Interest Rate	0.004140000	(6/15/04—9/15/04)	1.62000%	LIBOR

D	Class A-4 Interest Rate	0.004446667	(6/15/04—9/15/04)	1.74000%	LIBOR

E	Class A-5A Interest Rate	0.005400000	(6/15/04—9/15/04)	2.16000%	Fixed

F	Class A-5B Interest Rate	0.008475000	(6/15/04—9/15/04)	3.39000%	Fixed

G	Class A-5C Interest Rate	0.004293333	(6/15/04—9/15/04)	1.68000%	LIBOR

H	Class A-5D Interest Rate	0.010050000	(6/15/04—9/15/04)	4.02000%	Fixed

I	Class A-5E Interest Rate	0.004523333	(6/15/04—9/15/04)	1.77000%	LIBOR

J	Class B Interest Rate	0.005545556	(6/15/04—9/15/04)	2.17000%	LIBOR

VII. 2003-4 Inputs From Original Data 5/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,086,823,087.79
	ii	Interest To Be Capitalized	9,622,570.32

	iii	Total Pool	$2,096,445,658.11
	iv	Specified Reserve Account Balance	5,241,114.15

	v	Total Adjusted Pool	$2,101,686,772.26

B	Total Note and Certificate Factor		0.92223981118
C	Total Note Balance		$2,101,686,772.26

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B

	i	Current Factor	0.0369172405	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$6,792,772.26	$284,000,000.00	$290,000,000.00	$314,000,000.00	$200,000,000.00	$200,000,000.00	$338,527,000.00	$200,000,000.00	$200,000,000.00	$68,367,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$5,241,114.15
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-4 Remarketing Fee and Trigger Events

	Remarketing Fee Account Reconciliation	A-5A	A-5B	A-5C	A-5D	A-5E	Total

	Next Reset Date	9/15/2005	3/17/2008	3/17/2008	3/15/2010	3/15/2010

i	Reset Period Target Amount	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845

ii	Remarketing Fee Account Balance (net of inv earnings)	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845

iii	Quarterly Funding Amount	$—	$—	$—	$—	$—	$—

IX. 2003-4 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 6/16/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-4 Waterfall for Distributions

				Remaining
				Funds Balance

A	Total Available Funds (Section III-K)		$94,971,939.76	$94,971,939.76

B	Primary Servicing Fees-Current Month		$857,499.61	$94,114,440.15

C	Administration Fee		$25,000.00	$94,089,440.15

D	Aggregate Quarterly Funding Amount		$0.00	$94,089,440.15

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$26,733.33	$94,062,706.82
	ii	Class A-2	$1,132,213.33	$92,930,493.49
	iii	Class A-3	$1,200,600.00	$91,729,893.49
	iv	Class A-4	$1,396,253.33	$90,333,640.16
	v	Class A-5A	$1,080,000.00	$89,253,640.16
	vi	Class A-5B	$1,695,000.00	$87,558,640.16
	vii	Class A-5C	$1,453,409.25	$86,105,230.91
	viii	Class A-5D	$2,010,000.00	$84,095,230.91
	ix	Class A-5E	$904,666.67	$83,190,564.24
	x	Aggregate Interest Rate Swap Payments	$2,617,911.11	$80,572,653.13

		Total	$13,516,787.02

F	Class B Noteholders’ Interest Distribution Amount		$379,133.00	$80,193,520.13

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$6,792,772.26	$73,400,747.87
	ii	Class A-2	$37,229,986.32	$36,170,761.55
	iii	Class A-3	$0.00	$36,170,761.55
	iv	Class A-4	$0.00	$36,170,761.55
	v	Class A-5A	$0.00	$36,170,761.55
	vi	Class A-5B	$0.00	$36,170,761.55
	vii	Class A-5C	$0.00	$36,170,761.55
	viii	Class A-5D	$0.00	$36,170,761.55
	ix	Class A-5E	$0.00	$36,170,761.55

		Total	$44,022,758.58

H	Increase to Supplemental Interest Account		$0.00	$36,170,761.55

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$36,170,761.55

J	Increase to the Specified Reserve Account		$0.00	$36,170,761.55

K	Carryover Servicing Fees		$0.00	$36,170,761.55

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$36,170,761.55

M	Excess to Excess Distribution Certificate Holder		$36,170,761.55	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B
	i	Quarterly Interest Due	$26,733.33	$1,132,213.33	$1,200,600.00	$1,396,253.33	$1,080,000.00	$1,695,000.00	$1,453,409.25	$2,010,000.00	$904,666.67	$379,133.00
	ii	Quarterly Interest Paid	26,733.33	1,132,213.33	1,200,600.00	1,396,253.33	1,080,000.00	1,695,000.00	1,453,409.25	2,010,000.00	904,666.67	379,133.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$6,792,772.26	$37,229,986.32	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	6,792,772.26	37,229,986.32	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$6,819,505.59	$38,362,199.65	$1,200,600.00	$1,396,253.33	$1,080,000.00	$1,695,000.00	$1,453,409.25	$2,010,000.00	$904,666.67	$379,133.00

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/15/2004	$2,101,686,772.26
	ii	Adjusted Pool Balance 8/31/2004	2,057,664,013.68

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$44,022,758.58

	iv	Adjusted Pool Balance 5/31/2004	$2,101,686,772.26
	v	Adjusted Pool Balance 8/31/2004	2,057,664,013.68

	vi	Current Principal Due (iv-v)	$44,022,758.58
	vii	Notes Issued Exceeding Adjusted Pool Balance	—

	viii	Principal Distribution Amount (vi + vii)	$44,022,758.58

	ix	Principal Distribution Amount Paid	$44,022,758.58

	x	Principal Shortfall (viii - ix)	$0.00
C		Total Principal Distribution	$44,022,758.58
D		Total Interest Distribution	11,278,008.91

E		Total Cash Distributions	$55,300,767.49

F	Reserve Account Reconciliation
	i	Beginning of Period Balance	$5,241,114.15
	ii	Deposits to correct Shortfall	$—

	iv	Total Reserve Account Balance Available	$5,241,114.15
	v	Required Reserve Account Balance	$5,131,331.70

	vi	Shortfall Carried to Next Period	$—

	vii	Excess Reserve - Release to Waterfall	$109,782.45
	viii	Ending Reserve Account Balance	$5,131,331.70

G	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GGH3	$6,792,772.26	$—
		A-1 Note Pool Factor		0.0369172405	0.0000000000

	ii	A-2 Note Balance	78442GGJ9	$284,000,000.00	$246,770,013.68
		A-2 Note Pool Factor		1.0000000000	0.8689084989

	iii	A-3 Note Balance	78442GGK6	$290,000,000.00	$290,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GGL4	$314,000,000.00	$314,000,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5A Note Balance	78442GGD2	$200,000,000.00	$200,000,000.00
		A-5A Note Pool Factor		1.0000000000	1.0000000000

	vi	A-5B Note Balance	78442GGE0	$200,000,000.00	$200,000,000.00
		A-5B Note Pool Factor		1.0000000000	1.0000000000

	vii	A-5C Note Balance	78442GGF7	$338,527,000.00	$338,527,000.00
		A-5C Note Pool Factor		1.0000000000	1.0000000000

	viii	A-5D Note Balance	78442GGG5	$200,000,000.00	$200,000,000.00
		A-5D Note Pool Factor		1.000000000	1.000000000

	ix	A-5E Note Balance	78442GGN0	$200,000,000.00	$200,000,000.00
		A-5E Note Pool Factor		1.000000000	1.000000000

	x	B Note Balance	78442GGM2	$68,367,000.00	$68,367,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XII. 2003-4 Historical Pool Information

			6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	9/1/03-11/30/03	6/1/03-8/31/03	3/17/03-5/31/03
Beginning Student Loan Portfolio Balance			$2,086,823,087.79	$2,118,974,701.86	$2,153,115,766.24	$2,187,235,308.17	$2,225,244,911.05	$2,246,024,417.20
	Student Loan Principal Activity
	i	Regular Principal Collections	$50,100,628.78	$36,683,321.78	$40,046,454.13	$40,788,344.10	$48,147,292.74	$25,093,900.86
	ii	Principal Collections from Guarantor	4,314,423.63	5,304,060.31	4,980,023.85	4,503,770.99	1,586,743.35	336,084.11
	iii	Principal Reimbursements	88,948.89	202,575.56	(198.81)	(352.28)	83,360.19	5,561,676.60
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$54,504,001.30	$42,189,957.65	$45,026,279.17	$45,291,762.81	$49,817,396.28	$30,991,661.57
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$35,091.76	$55,398.55	$58,534.48	$458,561.31	$665,089.13	$252,902.64
	ii	Capitalized Interest	(11,010,500.23)	(10,093,742.13)	(10,943,749.27)	(11,630,782.19)	(12,472,882.53)	(10,465,058.06)

	iii	Total Non-Cash Principal Activity	$(10,975,408.47)	$(10,038,343.58)	$(10,885,214.79)	$(11,172,220.88)	$(11,807,793.40)	$(10,212,155.42)
(-)	Total Student Loan Principal Activity		$43,528,592.83	$32,151,614.07	$34,141,064.38	$34,119,541.93	$38,009,602.88	$20,779,506.15
	Student Loan Interest Activity
	i	Regular Interest Collections	$20,085,408.41	$20,281,488.29	$20,633,099.32	$20,823,773.18	$21,423,313.04	$18,041,795.04
	ii	Interest Claims Received from Guarantors	195,190.94	294,583.15	296,678.87	233,563.64	31,780.10	3,421.80
	iii	Collection Fees/Returned Items	5,495.68	4,788.02	3,486.30	3,318.61	2,970.56	2,150.66
	iv	Late Fee Reimbursements	235,639.92	220,373.69	236,638.26	218,618.54	217,076.23	173,253.89
	v	Interest Reimbursements	2,724.65	1,095.36	26.50	1,359.67	461.40	30,993.25
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	32,297.47	13,278.60	16,820.42	35,556.36	—	—
	viii	Subsidy Payments	1,533,188.47	1,549,370.02	1,540,322.48	3,301,864.92	—	—

	ix	Total Interest Collections	$22,089,945.54	$22,364,977.13	$22,727,072.15	$24,618,054.92	$21,675,601.33	$18,251,614.64
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,285.39	$(1,766.76)	$16.90	$(418,316.52)	$(663,495.93)	$(252,856.39)
	ii	Capitalized Interest	11,010,500.23	10,093,742.13	10,943,749.27	11,630,782.19	12,472,882.53	10,465,058.06

	iii	Total Non-Cash Interest Adjustments	$11,011,785.62	$10,091,975.37	$10,943,766.17	$11,212,465.67	$11,809,386.60	$10,212,201.67

	Total Student Loan Interest Activity		$33,101,731.16	$32,456,952.50	$33,670,838.32	$35,830,520.59	$33,484,987.93	$28,463,816.31
(=)	Ending Student Loan Portfolio Balance		$2,043,294,494.96	$2,086,823,087.79	$2,118,974,701.86	$2,153,115,766.24	$2,187,235,308.17	$2,225,244,911.05
(+)	Interest to be Capitalized		$9,238,187.02	$9,622,570.32	$9,290,178.17	$9,186,603.87	$9,637,252.91	$9,851,972.13
(=)	TOTAL POOL		$2,052,532,681.98	$2,096,445,658.11	$2,128,264,880.03	$2,162,302,370.11	$2,196,872,561.08	$2,235,096,883.18
(+)	Reserve Account Balance		$5,131,331.70	$5,241,114.15	$5,320,662.20	$5,405,755.93	$5,492,181.40	$5,587,742.21
(=)	Total Adjusted Pool		$2,057,664,013.68	$2,101,686,772.26	$2,133,585,542.23	$2,167,708,126.04	$2,202,364,742.48	$2,240,684,625.39

XII. 2003-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-03	$2,235,096,883	2.23%

Sep-03	$2,196,872,561	3.57%

Dec-03	$2,162,302,370	3.81%

Mar-04	$2,128,264,880	3.91%

Jun-04	$2,096,445,658	3.91%

Sep-04	$2,052,532,682	4.29%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.